ARTICLES OF INCORPORATION
OF
BARUTIWA COMMUNICATION MEDIA LINK, CORP.

The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Wyoming Business Corporation Act.

FIRST.  The coporate name for the corporation is:
BARUTIWA COMMUNICATION MEDIA LINK, CORP.

SECOND. The number of shares which the corporation is authorized to issue is 20,000,000 shares of common stock at $0.0075 par value.

THIRD. The name and address of the registered agent is as follows:

Corporation Service Company
1821 Logan Avenue
Cheyenne, WY 82001

FOURTH.  The name and address of the
incorporator is:

Theresa Dauber
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

FIFTH: The purpose for which the corporation is organized is:

To engage in any act or activity for which corporations are authorized in Wyoming.

SIXTH. The duration of the corporation shall be perpetual.

SEVENTH. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Wyoming Business Corporation Act, as the same may be amended and supplemented.

Signed on April 12, 2000.

Theresa Dauber
Incorporator